NEWS RELEASE
FOR IMMEDIATE RELEASE
TEAM, INC. SHOWCASES STRATEGIC VISION WITH NEW INVESTOR PRESENTATION AND RECORDING

SUGAR LAND, TX – May 21, 2024 – Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”), a global, leading provider of specialty industrial services offering clients access to a full suite of conventional, specialized, and proprietary mechanical, heat-treating, and inspection services, today announced that it has posted an updated investor presentation on the Company’s website www.teaminc.com, coupled with a recording where TEAM’s Chief Executive Officer Keith Tucker and Chief Financial Officer Nelson Haight discuss the key highlights of the presentation.

Keith D. Tucker, Team’s Chief Executive Officer commented, “We have posted an updated investor presentation on our website that reintroduces TEAM’s capabilities, outlines our strategic vision and discusses our recent results. In addition to the presentation, we recorded a brief conversation where we present the key points of the slides, and we encourage investors to listen as we walk through the presentation slide by slide. Our presentation conveys our belief in TEAM’s operational capabilities, our talented employees and our ability to further unlock the value that we believe is inherent in this Company.”

About Team, Inc.

Headquartered in Sugar Land, Texas, Team, Inc. (NYSE: TISI) is a global, leading provider of specialty industrial services offering clients access to a full suite of conventional, specialized, and proprietary mechanical, heat-treating, and inspection services. We deploy conventional to highly specialized inspection, condition assessment, maintenance, and repair services that result in greater safety, reliability, and operational efficiency for our client’s most critical assets. Through locations in 15 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. They include but are not limited to statements regarding the Company’s financial prospects and the implementation of cost-saving measures. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others: the Company’s ability to generate sufficient cash from operations, access its credit facility, or maintain its compliance with covenants under its credit facility and debt agreement, the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics and related global economic effects and inflationary pressures, the Company’s liquidity and ability to obtain additional financing, the Company’s ability to continue as a going concern, the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; the Company’s continued listing on the New York Stock Exchange, and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statements regarding the Company’s financial prospects and the implementation of cost-saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.
Contact:
Nelson M. Haight
Executive Vice President, Chief Financial Officer
(281) 388-5521